                                     EXHIBIT 3.2



                                         -5-

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                                        BYLAWS

                                          OF

                                     PALFED, INC.




                     As Amended and Restated on October 21, 1996

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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                      Article I
                                    CAPITAL STOCK

    Section 1.     Certificates...............................................1
    Section 2.     Transfer of Shares.........................................1
    Section 3.     Lost, Stolen or Destroyed Certificates.....................2
    Section 4.     Regulations, Transfer Agents and Registrars................2
    Section 5.     Record Date................................................2


                                      Article II
                                SHAREHOLDERS' MEETINGS


    Section 1.     Annual Meetings............................................2
    Section 2.     Special Meetings...........................................2
    Section 3.     Notice of Meetings, Waiver.................................3
    Section 4.     List of Shareholders.......................................4
    Section 5.     Quorum.....................................................4
    Section 6.     Voting; Proxies............................................4
    Section 7.     Inspectors of Election.....................................4
    Section 8.     Organization...............................................5
    Section 9.     Action by Shareholder Written Consent......................5
    Section 10.    Nominations of Directors...................................5
    Section 11.    New Business...............................................7
    Section 12.    Cumulative Voting..........................................7
    Section 13.    Conduct of Meetings........................................7


                                     Article III
                                  BOARD OF DIRECTORS

    Section 1.     General Powers.............................................8
    Section 2.     Number and Term............................................8
    Section 3.     Regular Meetings...........................................8
    Section 4.     Qualification..............................................9
    Section 5.     Special Meetings...........................................9
    Section 6.     Notice.....................................................9
    Section 7.     Quorum.....................................................9
    Section 8.     Manner of Acting...........................................9
    Section 9.     Resignation................................................9

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    Section 10.    Vacancies..................................................9
    Section 11.    Compensation..............................................10
    Section 12.    Presumption of Assent.....................................10
    Section 13.    Removal of Directors......................................10
    Section 14.    Executive Committee.......................................10
    Section 15.    Other Committees..........................................11
    Section 16.    Alternate Committee Members...............................11
    Section 17.    Conduct of Committees.....................................11
    Section 18.    Action of the Board of Directors or a Committee
                   Thereof Taken Without a Meeting...........................11
    Section 19.    Consulting and Advisory Directors.........................11


                                      Article IV
                                       OFFICERS

    Section 1.     Positions.................................................12
    Section 2.     Election and Term of Office...............................12
    Section 3.     Removal...................................................12
    Section 4.     Vacancies.................................................12
    Section 5.     Remuneration..............................................12


                                      Article V
                     SEAL, OFFICES, FISCAL YEAR AND MISCELLANEOUS

    Section 1.     Seal......................................................13
    Section 2.     Registered Office.........................................13
    Section 3.     Fiscal Year...............................................13
    Section 4.     Contracts.................................................13
    Section 5.     Loans.....................................................13
    Section 6.     Checks and Drafts.........................................13
    Section 7.     Deposits..................................................13


                                      Article VI
                            INDEMNIFICATION AND INSURANCE

    Section 1.     General...................................................14
    Section 2.     Interim Payment of Expenses...............................14
    Section 3.     Other Rights; Indemnity Agreements........................15
    Section 4.     Severability of Provisions................................15
    Section 5.     Insurance.................................................15
    Section 6.     Expenses as a Witness.....................................15

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                                     Article VII
                             CONTROL SHARES ACQUISITIONS

    Section 1.     Applicability of Control Shares Act.......................16
    Section 2.     Redemption of Control Shares..............................16
    Section 3.     Repeal....................................................16

                                     Article VIII
                                 AMENDMENT OF BYLAWS

    Section 1.     Amendment by Shareholders.................................16
    Section 2.     Amendment by Board of Directors...........................16

                                        BYLAWS

                                          OF

                                     PALFED, INC.



                                       Article I

                                    CAPITAL STOCK


    Section 1. CERTIFICATES. The interest of each shareholder in the Corporation shall be evidenced by a certificate, in such form as the Board of Directors shall from time to time approve, certifying the number of shares represented thereby. Each such certificate shall be signed by the President or a Vice President and by the Secretary or the Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if such certificate is countersigned by a transfer agent, assistant transfer agent or transfer clerk and by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue. At any time at which the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of other series.

    Section 2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by written direction of the person named in the certificate or his attorney, lawfully constituted in writing, and upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters of the Corporation and its agents may reasonably require, and accompanied by any necessary stock transfer tax stamps, or if the Board of Directors shall by resolutions so provide, transfer of stock may be made in any other manner provided by law. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be expressly provided by law.

    Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. In case of the loss, theft or destruction of any certificate, a new certificate may be issued in its place, but the Corporation may require acceptable proof of such loss, theft or destruction and proof of compliance with the requirements of law relating thereto and adequate security, in such form as may be approved by the Board of Directors, sufficient to indemnify the Corporation against loss.

    Section 4. REGULATIONS, TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration, and cancellation of certificates for shares of the Corporation's stock not inconsistent with the laws of South Carolina, the Articles of Incorporation or these Bylaws. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all stock certificates to bear the signature of a transfer agent or of a registrar or both.

    Section 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which a particular action requiring such determination of shareholders is to be taken.

                                      Article II

                                SHAREHOLDERS' MEETINGS

    Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time and place, either within or without the State of South Carolina, as may be determined by the Board of Directors and designated in the notice of such meeting.

    Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. Subject to compliance with these Bylaws and applicable law, special meetings of the shareholders shall be called upon the written request of the holders of not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote on any issue proposed for consideration at a special meeting of shareholders.

    Shareholders requesting a special meeting of shareholders shall deliver written notice to the Secretary of the Corporation which includes the following information: (a) a statement of the purpose or purposes of the meeting and the reasons for conducting such business at a special meeting; (b) the name, address and telephone number of each shareholder requesting the special meeting and the number of shares held of record or beneficially by each shareholder; (c) a certification from each shareholder executing the notice, in form and substance satisfactory to the Secretary of the Corporation, that such shareholder (i) is a holder of record or beneficial owner of shares of the Corporation entitled to vote at a special meeting of the shareholders, and (ii) intends to hold such shares until the date proposed in such notice for the special meeting; and (d) a certification as to whether any shareholder requesting the special meeting is an Interested Shareholder as defined in Article IX of the Corporation's Articles of Incorporation, the holder of "control shares" as defined in Section 35-2-101 of the South Carolina Control Shares Acquisition Act, as amended, or acting in concert (as defined in applicable regulations promulgated by the Office of Thrift Supervision ("OTS") or any successor banking agency) with any other shareholders and, if so, identifying such Interested Shareholder, the holder of control shares or any shareholder or shareholders that are acting in concert.

    Upon receipt of a notice of shareholders requesting a special meeting of shareholders in accordance with these Bylaws, the Board of Directors shall call a special meeting of shareholders and establish a record date for such special meeting. Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to call a special meeting of shareholders within ninety (90) days prior to the first anniversary of the preceding year's annual meeting, or within ninety (90) days following the date of its most recent annual or special meeting of shareholders, or if the proposal(s) for consideration at a special meeting of shareholders are substantially similar to any proposal(s) considered by the shareholders at the most recent annual or special meeting of shareholders. Special meetings of the shareholders may be held at such place, either within or without the State of South Carolina, and at such time and date as the Board of Directors may determine and designate in the notice of such meeting; provided that notice of a special meeting must be given within thirty (30) days after the latter of: receipt of a valid demand in accordance with these Bylaws is delivered to the Corporation's Secretary or a proxy statement for a special meeting of shareholders is approved by the Securities and Exchange Commission ("SEC") or any successor agency or agencies having jurisdiction over the Corporation's securities. Shareholders requesting a special meeting shall reimburse the Corporation for all fees and expenses incurred by the Corporation in holding a special meeting of shareholders, including the costs of preparation and mailing of proxy materials and compliance with applicable SEC rules and regulations.

    Section 3. NOTICE OF MEETINGS, WAIVER. Written notice stating the place, date, and time of the meeting and the purpose(s) for which any meeting of the shareholders is called shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation with postage prepaid. A shareholder may waive the notice of meeting by signing, either in person or by proxy, a written waiver of notice, either before or after such meeting. Attendance of a shareholder at a meeting, in person or by proxy, shall constitute waiver of notice except when the shareholder attends a meeting solely for the purpose of stating his objection, and, at the beginning of such meeting, objects to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

    Section 4. LIST OF SHAREHOLDERS. Prior to any meeting of the shareholders, a complete alphabetical list of all shareholders entitled to notice of a shareholders' meeting, showing the address of and the number of shares held by each shareholder, shall be prepared and available for inspection by any shareholder beginning on the date on which notice of such meeting is given, at any time during normal business hours at the principal office of the Corporation. Such list of shareholders shall be present at the meeting and available for inspection by any shareholder. The requirement of a list shall be satisfied if the record of shareholders maintained by the Corporation readily shows, in alphabetical order or by alphabetical index, and by classes or series, if any, the information required to appear in such list of shareholders.

    Section 5. QUORUM. Except as these Bylaws or the Articles of Incorporation may otherwise provide, shareholders representing, either in person or by proxy, a majority of the outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum at a meeting of shareholders; provided, however, that when a specific item of business is required by law, the Articles of Incorporation or these Bylaws to be voted on separately by a class or series, a majority of the outstanding shares in such class or series must in addition be represented, either in person or by proxy, to constitute a quorum for the transaction of such items of business. If a quorum is not present, the holders of a majority of shares represented at the meeting in person or by proxy may adjourn the meeting to a later date and time. The shareholders represented at a duly organized meeting, either in person or by proxy, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

    Section 6. VOTING; PROXIES. Except as these Bylaws or the Articles of Incorporation may provide with respect to voting by an Interested Shareholder or by affiliates and associates of an Interested Shareholder, at every meeting of the shareholders each shareholder of the Corporation entitled to vote shall have, as to each matter submitted to a vote of the shareholders, one vote in person or by properly executed proxy for each share of stock registered in his name on the books of the Corporation. At any meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact and delivered to the Secretary of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided therein and such longer period is permitted by law. Except where a greater number of votes is required by the Articles of Incorporation or by these Bylaws or by law, a majority of the votes cast at the meeting by those shares entitled to vote on the subject matter shall be sufficient to authorize any corporate action. In electing directors, those candidates who receive a plurality of votes cast at the meeting shall be elected even though not receiving a majority of the votes cast.

    Section 7. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint one or more persons, who may be employees of the Corporation, as inspectors of election to act at such meeting or any adjournment thereof. No person who is a candidate for office at an election may serve as an inspector at such election. The number of inspectors shall be determined by the Board of Directors. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, or on the request of not less than ten percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

    The duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

    Section 8. ORGANIZATION. The Chairman of the Board of Directors shall preside over all meetings of shareholders or, if he is not be present or, at his request, the President shall preside. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as Secretary of every meeting.

    Section 9. ACTION BY SHAREHOLDER WRITTEN CONSENT. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

    Section 10. NOMINATIONS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors may be made (a) by the Board of Directors or a committee appointed by the Board of Directors, or (b) by any shareholder entitled to vote in the election of directors generally and who complies with the procedures set forth in this Section 10. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director unless nominated in accordance with this Section 10.


    Nominations by shareholders shall be made pursuant to timely written notice to the Secretary of the Corporation delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the special meeting was made. Each such shareholder's notice shall set forth (a) any understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (b) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 13D and Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") had the nominee been nominated, or intended to be nominated, by the Board of Directors (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (c) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made
(i) the name and address, as they appear on the Corporation's books, of such shareholder and of such beneficial owners, (ii) the class and number of shares of the Corporation which are beneficially owned and are owned of record by such shareholder and such beneficial owners, and (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Any person nominated by the shareholders for election as a director also shall furnish to the Secretary of the Corporation all information and shall complete all certifications, reports and submissions required by the OTS or any successor banking agency of a proposed director of a federal savings association.

    No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

    For purposes of these Bylaws, a person shall be considered the "beneficial owner" of any security (whether or not owned of record): (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) if such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security; (b) which such person or any affiliate or associate of such person has
(i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or (c) which is beneficially owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertibly into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

    Section 11. NEW BUSINESS. No matter of business may be brought before any annual meeting except (a) pursuant to the Corporation's notice of meeting,
(b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

    For business to be properly brought before an Annual Meeting by a shareholder pursuant to this Bylaw, the shareholder must have given timely written notice to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, one whose behalf the proposal is made and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

    Section 12. CUMULATIVE VOTING. No shareholder entitled to vote at an election for directors shall have the right to cumulate his vote.

    Section 13. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any person in attendance at a meeting of shareholders shall, at the time of gaining recognition from the chair, state the name of the speaker, the number of shares owned by the speaker, and, if appearing in the representative capacity, produce satisfactory written evidence of the right of representation signed by a shareholder of record. Upon a failure to comply with this requirement, the Chairman may ignore such speaker and, if deemed necessary, request the sergeant at arms to remove the proposed speaker from the meeting.

                                     Article III

                                  BOARD OF DIRECTORS

    Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

    Section 2. NUMBER AND TERM. The Board of Directors shall consist of at least eight (8) and not more than sixteen (16) members, as determined from time to time by resolution of the Board of Directors; provided that no action shall be taken by the directors to increase the number of directors unless at least two-thirds of the incumbent directors then in office concur in such action. The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible, and the members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. At each annual meeting of shareholders, one class of directors shall be elected to hold office until the third succeeding annual meeting of shareholders.

    Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution.

    Section 4. QUALIFICATION. Each director shall at all times be beneficial owner of not less than one hundred (100) common shares of the capital stock of the Corporation.

    Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

    Section 6. NOTICE. Written notice of any special meeting shall be given to each director at least two (2) days prior thereto when delivered personally or by telegram or by facsimile or at least five (5) days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered if sent by telegram or by facsimile. Any director may waive notice of any meeting by writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

    Section 7. QUORUM. Except as provided in these Bylaws or the Articles of Incorporation with respect to certain transactions authorized by the continuing directors, a majority of the number of directors fixed in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

    Section 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by resolution of the Board, by these Bylaws, the laws of the State of Carolina, or by the Articles of Incorporation. Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

    Section 9. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President. More than three (3) consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

    Section 10. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock and except where the Articles of Incorporation or these Bylaws required a greater number of votes, newly created directorships resulting from any increase in the authorized number of directors or any vacancy occurring on the Board of Directors shall be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy or by reason of an increase in the number of directors shall serve only until the next election of directors by the shareholders.

    Section 11. COMPENSATION. Directors, as such, may receive a stated salary or other compensation for their services. By resolution of the Board of Directors, reasonable compensation, and reasonable expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

    Section 12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 13. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

    Section 14. EXECUTIVE COMMITTEE. The Board of Directors, by a resolution or resolutions adopted by a majority of directors present at a meeting at which a quorum exists, may designate the Chief Executive Officer and two (2) or more other directors to constitute an executive committee. Except as otherwise limited by law or by the resolution or resolutions creating or concerning the executive committee, the executive committee shall have all the authority of the Board of Directors to manage the business and affairs of the Corporation, except that neither the executive committee nor any other committee shall have and exercise the authority of the Board of Directors to: amend the Articles of Incorporation or the Bylaws of the Corporation, adopt a plan of merger or consolidation or plan of exchange, approve a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest, fill vacancies on the Board of Directors, issue stock of the Corporation except by Board of Directors' resolution or provisions of the Articles or Bylaws, the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the

Corporation, a voluntary dissolution of the Corporation or revocation of such dissolution, or declare dividends or other corporate distributions.

    Section 15. OTHER COMMITTEES. Other standing or temporary committees may be appointed by the Board of Directors from among its membership by a resolution or resolutions adopted by a majority of those present at a meeting at which a quorum exists consisting of such number of directors as may be so designated. Subject to the limitations set out in Section 14 above, the Board may, by resolution, invest any such committee with such powers, within the authority of the Board, and impose upon it such conditions, as the Board shall see fit.

    Section 16. ALTERNATE COMMITTEE MEMBERS. In the absence or disqualification of a member of a committee, the members thereof present at the meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such an absent or disqualified member.

    Section 17. CONDUCT OF COMMITTEES. Within the powers conferred upon it, the executive committee and any other committee appointed by the Board of Directors may adopt rules for the conduct of its own business, shall keep minutes of its meetings, and shall report, as the Board of Directors may request, its activities since the last regular or special meeting of the Board. Any committee appointed by the Board of Directors, including the executive committee, may be dissolved or terminated at any regular or special meeting of the Board or its powers and purposes amended as the Board may determine.

    Section 18. ACTION OF THE BOARD OF DIRECTORS OR A COMMITTEE THEREOF TAKEN WITHOUT A MEETING. Except as otherwise provided by law, a corporate action may be taken by the directors, or by any committee thereof, without a meeting of the Board of Directors, or of such committee, if all of the directors, in the case of action by the Board of Directors, and all members of the committee, in the case of action by a committee thereof, execute, either before or after the action is taken, a written consent thereto and such consent is filed with the records of the Corporation.

    Section 19. CONSULTING AND ADVISORY DIRECTORS. The Board of Directors may appoint any individual as a consulting director, advisory director, honorary director, director emeritus, or member of any advisory board established by the Board of Directors. There shall be no limit to the number of persons who may be so appointed. Any individual becoming a consulting, advisory or honorary director or appointed director emeritus or member of an advisory board may receive reasonable compensation as provided by resolution of the Board of Directors, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

                                      Article IV

                                       OFFICERS

    Section 1. POSITIONS. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

    Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights.

    Section 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

    Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

                                      Article V

                     SEAL, OFFICES, FISCAL YEAR AND MISCELLANEOUS

    Section 1. SEAL. The seal of the Corporation shall be in such form, and shall contain such symbols and wording, as the Board of Directors may from time to time adopt.

    Section 2. REGISTERED OFFICE. The Corporation shall maintain a registered office as required by statute, at which it shall maintain a registered agent. The registered office may, but need not, be identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors.

    Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

    Section 4. CONTRACTS. The Board of Directors may authorize any officer, employee, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

    Section 5. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

    Section 6. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one of more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 7. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

                                      Article VI

                            INDEMNIFICATION AND INSURANCE

    Section 1. GENERAL. Except as prohibited by law, the Corporation shall indemnify and hold harmless each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the full extent permitted under Sections 33-8-500 through 33-8-580 of the South Carolina Business Corporation Act of 1988, as amended (the "Code") or any successor provisions of the laws of the State of South Carolina. If any such indemnification is requested pursuant to these Bylaws or the Code, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 33-8-550 of the Code or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 33-8-510 of the Code or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said sections of the Code or laws. No amendment, repeal or other modification of this Article VI or of any relevant provisions of the Code or of any other applicable law shall affect or diminish in any way the rights to indemnification under this Article VI with respect to any action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, repeal, or other modification. The right to indemnification conferred in this Article VI shall be contractual and this Article VI shall be binding upon any successor corporation to the Corporation, whether by way of merger, consolidation, liquidation, dissolution or otherwise.

    Section 2. INTERIM PAYMENT OF EXPENSES. Expenses incurred by a person who is or was a director, officer, employer or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors, upon receipt of an agreement or an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI. If such a person or entity requests reimbursement of expenses pursuant to the foregoing, then the Board of Directors shall consider such request, and if they conclude that it is reasonably probable that such person or entity would be entitled to indemnification or if they conclude the interests of the Corporation would be served thereby, then the Board of Directors shall direct the payment of the expenses subject to the receipt of an agreement or undertaking as required by the foregoing.

    Section 3. OTHER RIGHTS; INDEMNITY AGREEMENTS. The indemnification provided for in this Article VI shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any other bylaw or resolution approved by the shareholders or directors at a meeting the notice of which specified that such bylaw or resolution would be placed before the shareholders or directors, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position. The rights of indemnification provided herein shall be available whether or not the claim asserted against such director, officer, employee or agent is based on matters which antedate the adoption of this provision. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by South Carolina law.

    Section 4. SEVERABILITY OF PROVISIONS. The provisions of this Article VI and the several rights to indemnification created hereby are independent and severable and, in the event that any such provision and/or right shall be held by a court of competent jurisdiction in which an action relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this Article VI shall remain enforceable and in full effect.

    Section 5. INSURANCE. The Board of Directors, by a vote of a majority of the Board of Directors, may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

    Section 6. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                                     Article VII

                             CONTROL SHARES ACQUISITIONS

    Section 1. APPLICABILITY OF CONTROL SHARES ACT. All of the requirements imposed by Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina 1976 governing control shares acquisitions (such Article is hereinafter referred to as the "Control Shares Act"), as may be amended, restated or modified from time to time, are and shall be applicable to the Corporation. All of the requirements imposed by the Control Shares Act shall be in addition to and cumulative of the requirements imposed with respect to the Corporation's affairs by these Bylaws and by the Articles of Incorporation of the Corporation.

    Section 2. REDEMPTION OF CONTROL SHARES. In the event that any person acquires "control shares" (as defined in Section 35-2-101 of the Control Shares
Act) with respect to which no acquiring person's statement has been filed with the Corporation, the Corporation, at any time within sixty (60) days after the last acquisition of control shares by such person, may redeem such shares, in whole or in part, at the fair value thereof in accordance with procedures adopted by the Corporation.

    Section 3. REPEAL. This Article VII of these Bylaws may only be repealed by the affirmative vote of at least two-thirds of the incumbent directors and a majority of the votes entitled to be cast by voting shares of this Corporation, other than shares beneficially owned by an Interested Shareholder (as defined in Article IX of the Corporation's Articles of Incorporation) or by any holder of control shares, in addition to any other vote required by the Articles of Incorporation or these Bylaws to amend the Bylaws. Any action to repeal Article VII of these Bylaws shall not be effective until 18 months after the shareholder vote to effect such repeal and shall not apply with respect to any control share acquisition between this Corporation and any person who became an Interested Shareholder of this Corporation on or prior to such repeal.

                                     Article VIII

                                 AMENDMENT OF BYLAWS

    Section 1. AMENDMENT BY SHAREHOLDERS. These Bylaws may be altered, amended or repealed, either in whole or in part, or new Bylaws adopted at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority or more of the outstanding shares of capital stock entitled to vote for the election of directors; provided that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting called for the taking of such action and contain a copy of such proposal.

    Section 2. AMENDMENT BY BOARD OF DIRECTORS. Except as provided in the Articles of Incorporation or these Bylaws, subject to the right of the shareholders to adopt, amend or repeal these Bylaws, the Board of Directors shall have the power to adopt, amend or repeal these Bylaws by an affirmative vote of a majority of all directors then holding office (except that Article VII of these Bylaws may only be altered, amended, or repealed in accordance with the provisions in such Article), provided that notice of the proposal to adopt, amend or repeal the Bylaws shall be included in any notice of the meeting of directors at which such action is to take place.